SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

CHECK THE APPROPRIATE BOX:

[ ] PRELIMINARY INFORMATION STATEMENT       [ ] CONFIDENTIAL,  FOR  USE OF THE
                                                COMMISSION  ONLY  (AS  PERMITTED
                                                BY RULE 14C-5(D)(2))
[X] DEFINITIVE INFORMATION STATEMENT

                               HBOA HOLDINGS, INC.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

         [X]      No Fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                               HBOA HOLDINGS, INC.

                                  June 23, 2003

TO OUR STOCKHOLDERS:

         This information statement is being provided to the stockholders of HBOA Holdings, Inc. Our Board of Directors approved, and recommended the approval by our stockholders, of an amendment to our Articles of Incorporation:

         o to change the company's name to Kirshner Entertainment & Technologies, Inc., and

         o to increase our authorized shares of common stock ("Common Stock"), from 25,000,000 shares to 150,000,000 shares.

         One of our stockholders holding a majority of our issued and outstanding shares of Common Stock on June 9, 2003, approved these amendments to our Articles of Incorporation by written consent dated June 9, 2003.

         As a matter of regulatory compliance we are sending you this Information Statement which describes the purpose and provisions of the contemplated increase in our authorized shares of Common Stock.


                                          For the Board of Directors of

                                          HBOA HOLDINGS, INC.

                                          /s/ Gary Verdier
                                          ------------------------
                                          Gary Verdier, President

                               HBOA HOLDINGS, INC.

                         5200 NW 33rd Avenue, Suite 215
                         Fort Lauderdale, Florida 33309.


                              INFORMATION STATEMENT

                     WE ARE NOT ASKING YOU FOR A PROXY, AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                     GENERAL

         This Information Statement is being furnished to the stockholders of HBOA Holdings, Inc., a Florida corporation, in connection with the adoption of an amendment to the Company's Articles of Incorporation (the "Amendment") by the written consent of the holders of a majority of the Company's issued and outstanding shares of common stock ("Common Stock"). The purpose of adoption of the Amendment is (i) to change the company's name to Kirshner Entertainment & Technologies, Inc. (the "Name Change") and (ii) to increase the authorized Common Stock from 25,000,000 shares to 150,000,000 shares (the "Recapitalization"). The Company's Board of Directors, on June 9, 2003, approved the Amendment and recommended by written consent that the Amendment be approved by our stockholders. One of our stockholders holding a majority of our issued and outstanding shares of Common Stock approved the Amendment by written consent dated June 9, 2003. The approved Amendment, a copy of which is attached hereto as Exhibit A, will become effective when filed with the Secretary of State of the State of Florida. The Company anticipates that the filing of the Amendment will occur on or about July 16, 2003, at least 20 days after the date this Information Statement is first mailed to our stockholders (the "Effective Date"). If the proposed Amendment had not been adopted by written consent, it would have had to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

         The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 607.0704 of the Florida Business Corporation Act (the "Laws of Florida") which provides that the written consent of stockholders holding at least a majority of the issued and outstanding shares of stock the Company entitled to vote, may be substituted for such a special meeting. Pursuant to Section 607.1003 of the Laws of Florida, the Amendment was required to be approved by the holders of a majority of our issued and outstanding Common Stock. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority of our issued and outstanding Common Stock.

         Gary Verdier, our Chairman of the Board, President, Vice President, Secretary and Treasurer, who owns 12,231,600 shares of our Common Stock representing approximately 56.43% of the issued and outstanding shares of our Common Stock, has given his written consent to the adoption of the Amendment described in this Information Statement. A copy of the Amendment effectuating the Name Change and the Recapitalization is set forth as Exhibit A to this Information Statement.

         We propose to first send this Information Statement to our stockholders on or about June 24, 2003. The record date established by us for purposes of determining (i) our stockholders entitled to consent to the adoption of the Amendment, (ii) the number of outstanding shares of our Common Stock, and (iii) our stockholders entitled to receive this Information Statement, was June 9, 2003 (the "Record Date").

         Pursuant to the Laws of Florida, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. Inasmuch as we will have provided this Information Statement to our stockholders of record on the Record Date, no additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Laws of Florida are afforded to our stockholders as a result of the adoption of the Amendment.

                                EXECUTIVE OFFICES

         Our principal executive offices are located at 5200 NW 33rd Avenue, Suite 215, Fort Lauderdale, Florida 33309. Our telephone number is (954) 938-8010.

                 OUTSTANDING COMMON STOCK OF HBOA HOLDINGS, INC.

         As of June 9, 2003, there were 21,675,000 shares of our Common Stock issued and outstanding. The Common Stock constitutes the sole class of our voting securities. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.

         The following table sets forth Common Stock ownership information as of June 9, 2003 with respect to (i) each person known to us to be the beneficial owner of more than 5% of our issued and outstanding Common Stock; (ii) each of our directors and executive officers; (iii) Gary Verdier, the stockholder consenting to the Amendment; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, the business address of each person listed is 5200 NW 33rd Avenue, Suite 215, Fort Lauderdale, Florida 33309.

                                                       Shares Beneficially
Name of                                                      Owned
Beneficial Owner                     Number                 Percent
---------------------------------------------------------------------------

Gary Verdier                      12,231,600(1)             56.43%
Harvey Judkowitz                      80,000(2)                 *
George Williams                      260,464(4)              1.20%
All officers and directors
    as a group (3 persons)        12,572,064(5)             57.79%

* Less than 1.0%


(1) Includes 432,452 shares of the Company's common stock held by Dundas Systems, Inc.
(2) Represents options to purchase 80,000 shares of the Company's common stock at an exercise price of $0.75 per share.
(3)      Includes 151,664 shares held by Mr. Williams in an IRA account.
(4) Includes options to purchase 80,000 shares of the Company's common stock.

            AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECTUATE THE
                      NAME CHANGE AND THE RECAPITALIZATION

CORPORATION AUTHORIZATION

         On June 9, 2003, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to effect the Name Change and the Recapitalization by adopting the Amendment. On June 9, 2003, Gary Verdier, a stockholder holding a majority of our issued and outstanding Common Stock approved by written consent the Name Change and Recapitalization by adopting the Amendment.

AMENDMENT TO CHANGE OUR NAME

         We believe that changing our name to Kirshner Entertainment & Technologies, Inc. will be more reflective of our current business operations. Effective as of June 6, 2003, we hired Don Kirshner, to be the President of our Entertainment Division. Since we also have a number of technology-based products, we believe the new name will more accurately describe our business operations.

AMENDMENT TO INCREASE OUR AUTHORIZED COMMON STOCK FROM 25,000,000 TO 150,000,000 SHARES

         The Board of Directors believes that it is desirable to have additional authorized shares of common stock available for possible future financings, acquisition transactions, stock option plans and other general corporate purposes . Authorized but unissued shares of the Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable corporate law or stock exchange policies. We are increasing our authorized capital for potential future transactions. At this time, we do not have any current plans, proposals or arrangements in which we plan to issue shares of our Common Stock.

         The Recapitalization will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, unless and until additional shares of Common Stock authorized through the Amendment are issued.

MANNER OF EFFECTING THE NAME CHANGE AND THE RECAPITALIZATION

         The Name Change and the Recapitalization will be effected by the filing of the Articles of Amendment to our Articles of Incorporation with the Secretary of the State of Florida. The Name Change and Recapitalization will become effective on the Effective Date.

NO RIGHTS OF APPRAISAL

         Under the Laws of Florida, our dissenting stockholders are not entitled to appraisal rights with respect to the Amendment to effect the Name Change or the Recapitalization, and we will not independently provide our stockholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         We believe that the federal income tax consequences of the Recapitalization to holders of our Common Stock will be as follows:

         * No gain or loss will be recognized by a stockholder upon the Effective Date of the Recapitalization.
         * The aggregate tax basis of shares of our Common Stock will not be effected by the Recapitalization.
         * The holding period of shares of our Common Stock after the Recapitalization will remain the same as the holding period prior to the Recapitalization.

         Our beliefs regarding the tax consequence of the Recapitalization are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

         The state and local tax consequences of the Recapitalization may vary significantly as to each stockholder, depending upon the state in which he or she resides.

         The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Recapitalization.

                                  HOUSEHOLDING

         If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as "householding," is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement has been sent to your address. Each stockholder will continue to receive a separate voting instruction form.

         If you would like to receive an individual copy of this Proxy Statement, we will promptly send a copy to you upon request by mail to Investor Relations, HBOA Holdings, Inc., 5200 NW 33rd Street, Suite 215, Ft. Lauderdale, FL 33309, or by calling 1-954-938-8010. Each document is also available in digital form for download or review by visiting the web site of the Securities and Exchange Commission at www.sec.gov.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Gary Verdier
                                            --------------------------
                                            Gary Verdier, President

                                    EXHIBIT A
                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                               HBOA HOLDINGS, INC.


         HBOA Holdings, Inc., a corporation organized and existing under the laws of the State of Florida (the "Corporation") bearing document number P00000095861, in accordance with the applicable provisions of Section 607.0821,
Section 607.0704, and Section 607.1003 of the Florida Business Corporation Act (the "FBCA"):

         DOES HEREBY CERTIFY:

         FIRST: That the first paragraph of the Corporation's Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

                                   "ARTICLE I
                                   ----------

                                      NAME
                                      ----

         The name of the Corporation is Kirshner Entertainment & Technologies, Inc. and the street address of the initial principal office of the Corporation is 5200 NW 33rd Street, Ft. Lauderdale, Florida 33309."


         SECOND: That the third paragraph of the Corporation's Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

                                  "ARTICLE III
                                  ------------

                                  CAPITAL STOCK
                                  -------------

         The Corporation is authorized to issue One Hundred Fifty Million (150,000,000) shares of Common Stock, par value $.0005 per share, and Ten Million (10,000,000) shares of Preferred Stock, par value $.0005 per share.

         The designation and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Corporation are as follows:

         Provisions Relating to the Preferred Stock.
         -------------------------------------------

         1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors as hereinafter prescribed.

         2. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  1. whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

                  2. the number of shares to constitute the class or series and the designations thereof;

                  3. the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                  4. whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                  5. whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds shall be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  6. the dividend rate, if any, whether any, whether any such dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when any such dividends are payable, the preference to or the relation to the payment of the dividends, payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                  7. the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  8. whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price, ratio or rate at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  9. such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable and in the best interests of the Company.

         The shares of each class or series of Preferred Stock may vary from the shares or any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

         Provisions to the Common Stock.
         -------------------------------

         1. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of Common Stock.

         2. Subject to the rights of the holders of the Preferred Stock, the holders of Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

         3. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

         General Provisions.
         -------------------

         1. Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.

         2. No shareholder of this Corporation shall have, by reason of its holding shares of any class or series of stock of the Corporation, any preemptive rights to purchase or subscribe for any other shares of any class or series of this Corporation now or hereafter authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder.

         THIRD: The foregoing Articles of Amendment to the Articles of Incorporation were adopted pursuant to FBCA Section 607.0821 by the Board of Directors of the Corporation by unanimous written consent dated June 9, 2003, and was adopted pursuant to FBCA Section 607.0704 by a holder of a majority of the Company's issued and outstanding shares of capital stock entitled to vote on the matter by written consent of such stockholder dated June 9, 2003. Therefore, the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Articles of Incorporation to be executed by its duly authorized officer.


Signed, this July __, 2003.
                                               --------------------------------
                                                Gary Verdier, President